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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-69078 of JPS Industries, Inc. on Form S-8 of our report dated November 29, 2000, appearing in the Annual Report on Form 10-K of JPS Industries, Inc. for the fiscal year ended October 27, 2001.

DELOITTE & TOUCHE LLP

Charlotte, North Carolina
January 24, 2002